UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[ ] Definitive Information Statement

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ] Fee paid previously by written preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                               335 CONNIE CRESCENT
                         CONCORD ONTARIO CANADA L4K 5R2

                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
                     IN LIEU OF A MEETING OF SHAREHOLDERS OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

      We are circulating the accompanying Information Statement to notify stockholders of Environmental Solutions Worldwide Inc. (the "Company", "we", "us" or "our") that on or about August 20, 2010 the Company received written consent ("Written Consent") in lieu of a meeting of stockholders of the majority of the Company's voting securities. Pursuant to the Written Consent, stockholders approved from the following actions:

1. Electing a Board of five (5) Directors, to serve until their respective successor shall be elected and shall qualify.

2. Ratification of the selection of independent public accountants.

3. Ratification of the adoption of the Environmental Solutions Worldwide 2010 Stock Incentive Plan.

4. Amendment of the Company's Articles of Incorporation to increase the Company's authorized shares of common stock from 125,000,000 to 250,000,000 shares.

5. Amendment of the Company's Articles of Incorporation at the discretion of the Board of Directors to effect a combination of shares of common stock of the Company, or reverse stock split, at a ratio of up to eight (8) shares of common stock converted into one (1) share of common stock with the par value remaining the same.

The foregoing actions are collectively referred to as the Corporate Action.

Environmental Solutions Worldwide, Inc.'s common stock currently is traded on the OTC Bulletin Board under the symbol "ESWW" and on the Frankfurt Stock Exchange under the symbol "EOW." The most recent reported closing price of ESW common stock on August 19, 2010 was $0.45 per share on the OTC Bulletin Board.

The holders of a majority of our outstanding common stock, owning approximately 50.03% of the outstanding shares of our common stock, have executed written consents in favor of the action described above that is described in greater detail in the Information Statement accompanying this notice. This consent satisfies the shareholder approval requirement for the proposed action and allows us to take the proposed actions on or about September 27, 2010.

Stockholders of record at the close of business on August 20, 2010 are being furnished with this Information Statement. We attach to the Information Statement the Written Consent, which stockholder action was taken pursuant to
Section 607.0704 of the Florida Business Corporation Act, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent of the holders of the number of shares of voting stock required to approve the action in a meeting. No action is required by you. The Information Statement is being furnished to stockholders of the Company on the Record Date, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the stockholder action approving the Corporate Action is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of the holders of a majority of our common stock satisfies any applicable shareholder voting requirement of the Florida Revised Statutes and our Articles of Incorporation and by-laws, we are not asking for a proxy and you are not requested to send one.

                                           By Order of the Board of Directors,

                                           David J. Johnson
                                           Chief Executive Officer and President

August __, 2010

THIS INFORMATION STATEMENT IS DATED AUGUST ___, 2010, AND IS BEING FIRST MAILED TO ESW SHAREHOLDERS ON OR ABOUT AUGUST ___, 2010.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                    CONTENTS


Section                                                                     Page

Introduction

About the Information Statement                                                1

Item 1. Information Required by Items of Schedule 14A

 A. Action 1 - Election of Directors                                           5
 B. Action 2 - Ratification of Independent Auditors                           20
 C. Action 3 - Approval of the 2010 Stock Incentive Plan                      20
 D. Action 4 - Approval in the Increase of Authorized Capital Stock           24
 E. Action 5 - Approval of Authorization to Undertake a Reverse Stock Split   26
 F. Dissenters' Rights                                                        29
 G. Voting Securities and Principal Shareholders Approving the Actions     Ex. A


Item 2. Statements that Proxies are not Solicited                             29

Item 3. Interest of Certain Persons or Opposition to Matters to Be Acted Upon 29

Item 4. Proposals by Security Holders                                         29

Item 5. Delivery of Documents to Security Holders Sharing an Address          29

Signatures                                                                    30

Exhibits

Exhibit A                                                                Written
                                                                         Consent

Exhibit B                                                            Articles of
                                                                       Amendment

                      HOW TO OBTAIN ADDITIONAL INFORMATION

This Information Statement incorporates important business and financial information about the Company that is not included in or delivered with this Information Statement. Upon written or oral request, this information can be provided. For an oral request, please contact the Company at 905-695-4142. For a written request, mail request to 335 Connie Crescent, Concord Ontario L4K 5R2.
Attn: Chief Accounting Officer.

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                               335 CONNIE CRESCENT
                         CONCORD ONTARIO CANADA L4K 5R2

                              INFORMATION STATEMENT

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about September 7, 2010 to the shareholders of record of Environmental Solutions Worldwide, Inc. ("ESW" or the "Company") at the close of business on August 20, 2010 in connection with the Written Consent ("Written Consent") in lieu of a meeting delivered to the Company on or about August 20, 2010 by holders of the majority of the Company's voting securities. Pursuant to the Written Consent, the Company's stockholders approved: (i) the slate of five (5) directors (Messrs. Elbert O. Hand, Nitin Amersey, John D. Dunlap, III, David J. Johnson and Bengt G. Odner); (ii) ratified MSCM LLP as the Company's independent auditors; (iii) approved the Company's 2010 Stock Incentive Plan; (iv) an amendment to the Company's Articles of Incorporation increasing the Company's authorized shares of Common Stock from 125,000,000 to 250,000,000 shares; and (v) authorization permitting the Board of Directors of the Company ("Board") to undertake at its discretion a reverse split of the Company's issued and outstanding Common Stock at a ratio of up to eight (8) shares of common stock into one (1) share of common stock with the par value remaining unchanged. The Board approved the foregoing corporate actions and all actions necessary to effect same. This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

We have selected August 20, 2010 as the record date in accordance with Section
607.0707 of the Florida Revised Statutes. As of the close of business on the record date, we had 123,588,099 shares of common stock outstanding. The common stock is our only class of securities entitled to vote. Each outstanding share of common stock is entitled to one vote per share. The Written Consent was authorized by the Company's holders of 61,835,755 shares of Common Stock which constitutes a majority of votes that may be cast to approve such corporate action which is sufficient under Florida Business Corporation Act (the "Act") to approve such actions.

This Information Statement is first being mailed on or about September 7, 2010. This Information Statement constitutes notice to our shareholders of corporate action consented to by shareholders and is being furnished solely for the purpose of informing stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and under the Act of these corporate actions before they take effect. These actions have been approved by our Board. The Corporate Actions described below will not be effective until at least 20 days after the mailing.

The expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

The principal executive offices of the Company are located at 335 Connie Crescent, Concord Ontario Canada L4K 5R2.

INTRODUCTION

This Information Statement is being furnished to all holders of common stock of ESW.

The Board of Directors has recommended, and the majority shareholders of ESW have adopted resolutions to effect the actions listed below in Items 1, 2, 3, 4 and 5 of this Information Statement. This Information Statement is being filed with the Securities and Exchange Commission and is provided to ESW's shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Florida. We are a 1934 Act reporting company with securities registered pursuant to Section 12(g), quoted on the Over the Counter Bulletin Board (OTCBB) under the symbol "ESWW" and on the Frankfurt Stock Exchange under the symbol "EOW." Additional information about us can be found in our public filings that can be accessed electronically by means of the Securities and Exchange Commission's (SEC) website on the internet at http://www.sec.gov, or at other internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being provided pursuant to Section 14 of the Securities and Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the Company's outstanding common stock have consented to certain corporate matters outlined in this Information Statement, which action is expected to take place; consisting of the election of five (5) members to the Company's Board of Directors, ratification of the Company's independent public accountants, approval of the Company's proposed 2010 Stock Incentive Plan, approval of an increase in authorized common stock and authorization to permit the Board of Directors to reverse split the Company's issued and outstanding common stock should the Board of Directors determine that a reverse split is beneficial to the Company and its shareholders for potential business opportunities in the future or for qualification for listing on a new exchange.

WHO IS ENTITLED TO NOTICE?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, August 20, 2010, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's 123,588,099 outstanding shares of common stock have consented to the Proposals. No action by the minority shareholders in connection with the Proposals is required.

WHAT CORPORATE MATTERS HAVE THE PRINCIPAL SHAREHOLDERS CONSENTED TO

Shareholders holding a majority of the outstanding stock have consented to the following matters:

o FOR the approval of the slate of directors as proposed by the Board of Directors. (see page 5).

o FOR the ratification of MSCM LLP as the Company's independent auditors for the current fiscal year. (see page 20).

o     FOR the approval of the Company's 2010 Stock Incentive Plan. (see page
      20).

o     FOR the increase of authorized common stock. (see page 24).

o FOR authorization to permit the Board of Directors to undertake at its discretion a reverse split of the Company's issued and outstanding common stock at a ratio of up to eight (8) shares of common stock converted into one (1) share of common stock with par value remaining the same should the Board of Directors determine that a reverse split is beneficial to the Company and its shareholders for potential business opportunities in the future or for qualification for listing on a new exchange. (see page 26).

                        ACTION BY BOARD OF DIRECTORS AND
                             CONSENTING STOCKHOLDERS

The Board received the Written Consent on approximately August 20, 2010, to take all actions to: approve the slate of five (5) directors (Messrs. Hand, Amersey, Dunlap, Johnson and Odner); ratify MSCM LLP as the Company's independent auditors; approve the Company's 2010 Stock Incentive Plan; approve an amendment to the Company's Articles of Incorporation increasing the Company's authorized shares of Common Stock from 125,000,000 to 250,000,000 shares; approve permitting the Board of Directors of the Company to undertake at its discretion a reverse split of the Company's issued and outstanding Common Stock at a ratio of up to eight (8) shares of common stock into one (1) share of common stock with the par value remaining unchanged. (the "Corporate Actions").

The elimination of the need for a meeting of stockholders to approve the Corporate Actions is made possible by Section 607.704 of the Florida Business Corporations Act (the "Act") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Also, pursuant to the Act, we are required to provide prompt notice of the taking of the Corporate Action without a meeting to the stockholders of record who have not consented in writing to such action and who if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

The Company received the Written Consent of a majority of the voting securities of the Company.

The Corporate Actions, and general effect, are described below in Action Items I
- V.

The Board knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.

                        VOTING SECURITIES AND INFORMATION
                           ON CONSENTING STOCKHOLDERS

Under the Act a vote by the holders of a majority of the outstanding stock of the Company entitled to vote thereon is required to approve the actions described herein. The holders of a majority of our outstanding Common Stock have consented regarding approval of the Corporate Actions described in greater detail herein. Accordingly, your approval is not required and is not being sought.

Pursuant to Rule 14c-2 under the Securities and Exchange Act, each of the Corporate Actions will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on September 27, 2010.

As of August 20, 2010, the Record Date selected by our Board of Directors there were outstanding 123,588,099 shares of Common Stock issued and outstanding. The aggregate number of votes for the Corporate Action of which a majority of issued and outstanding shares are required, is at least 61,794,050. The Written Consents are attached hereto as EXHIBIT A. The consenting stockholders are collectively the record and beneficial owners of shares of Common Stock entitling them to an aggregate of 61,835,755 votes, representing approximately 50.03% of the of the total number of votes which could be cast regarding the approval of the Corporate Actions.

The following table sets forth the names of the consenting stockholders, the number of shares of Common Stock held by the consenting stockholders with respect to which such consent was given, the total number of votes for which consent was given by the consenting stockholders and the percentage that such total number of votes represents out of the total votes which could be cast by all holders of Common Stock.

                                                       NUMBER OF
                                                       SHARES OF   PERCENTAGE OF
                                                         COMMON      ALL VOTES
                                                       STOCK PER    WHICH COULD
                          NAME                          CONSENT      BE CAST
--------------------------------------------------------------------------------
Sedam Limited                                         22,337,120      18.07%
Black Family 1997 Trust                               14,834,698      12.00%
Mr. Leon D. Black                                      5,729,253       4.64%
Leon D. Black Trust UAD 11/30/92 FBO Joshua Black      4,259,317       3.45%
Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black    4,259,317       3.45%
Leon D. Black Trust UAD 11/30/92 FBO Victoria Black    4,259,317       3.45%
Leon D. Black Trust UAD 11/30/92 FBO Alexander Black   4,859,317       3.93%
Mr. John J. Hannan                                     1,088,095       0.88%
Mr. Rodney Jones                                         209,321       0.17%
--------------------------------------------------------------------------------
TOTAL                                                 61,835,755      50.03%

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

ACTION 1. - ELECTION OF DIRECTORS

Five (5) directors will be elected to serve for a term of one (1) year or until their successor is elected and qualified.

Set forth below is the age and business experience of each of the nominees; each of the nominees is a current director and has been nominated for election.

NAME                          POSITION                                DATE
                                                               ELECTED/APPOINTED
--------------------------------------------------------------------------------
Elbert O. Hand                Chairman                         January 2010

Nitin Amersey                 Director                         January 2003

David J. Johnson              Director, President and          September 2000
                              Chief  Executive Officer

John D. Dunlap III            Director                         February 2007

Bengt G. Odner                Director                         September 2000

Set forth below is information relating to the business experience of each of the director-nominees.

ELBERT O. HAND. Age 69, has extensive experience in corporate management. Mr. Hand was appointed as a director and Chairman of the Board of Environmental Solutions Worldwide on January 25, 2010. Prior to his appointment as a director of ESW, Mr. Hand became President of Hartmarx Corporation in 1985 and Chairman and Chief Executive Officer from 1992 through 2004 and thereafter retired as Chairman and remained as a director though 2009. Mr. Hand has also served on the Main Board of Austin Reed PLC, London from 1993 to 2002 and currently serves on the board of Arthur J. Gallagher Inc. and has been a director from 2002 through the present. Mr. Hand also serves on the advisory board of Terlato Wines International and is a board member of the Savannah Music Festival, Savannah Georgia and Chicago's Music of the Baroque Chorus and Orchestra of which he was Chairman from 1995 to 2004. Mr. Hand attended The Kellog School of Management's Executive Development Program at Northwestern University and received a bachelor's degree from Hamilton College, Clinton, New York State.

Nitin M. Amersey, age 58, has over thirty-six years of experience in international trade, marketing and corporate management. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. Mr. Amersey was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004 and served as Chairman of ESW's Board through to January 2010. In addition to his service as a board member of Environmental Services Worldwide, Mr. Amersey has been Chairman of Scothalls Limited, a private trading firm since 1978. Mr. Amersey has also served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp. from 2005 to the present. He is also Chairman of Hudson Engineering Industries Pvt. Ltd. and of Trueskill Technologies Pvt. Ltd., private companies domiciled in India. He is a director and CFO of the Trim Holding Group, and the Chairman of ABC Acquisition Corp. 1502, both public corporations. From 2003 to 2006 Mr. Amersey was Chairman of RMD Entertainment Group and also served during the same period as chairman of Wide E-Convergence Technology America Corp. Mr. Amersey is also the owner of Langford Business Services LLC. Mr. Amersey has a Master of Business Administration Degree from the University of Rochester, Rochester, N.Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio. He graduated from Miami University as a member of Phi Beta Kappa and Phi Kappa Phi. He is the sole member manager of Amersey Investments LLC. Mr. Amersey is listed as a control person with the Securities and Exchange Commission of Bay City Transfer Agency Registrar Inc. He has no ownership equity in Bay City Transfer Agency Registrar Inc. nor is he an officer or a director of Bay City Transfer Agency Registrar Inc. Mr. Amersey also holds a Certificate of Director Education from the NACD Corporate Director's Institute.

DAVID J. JOHNSON, age 48, has 27 years experience in the automotive industry in various aspects of advanced engineering, systems development, manufacturing of components, and as an entrepreneur. Mr. Johnson has served as the Company's Chief Operating Officer from August 2000 through November 2001 and was elected to the Board Of Directors in September 2000. In addition to serving as a Director of the Company, Mr. Johnson has served as Senior Vice President of Sales and Marketing from November 2001 until May 2004 and served as acting Chief Financial Officer from December 2004 through May 2005. Mr. Johnson was appointed as the Interim Chief Executive Officer and President in May 1, 2004 and was subsequently appointed President, Chief Executive Officer in June of 2005. Mr. Johnson attended Tollgate Tech. Secondary, Mohawk College, Devry Institute of Technologies and is an active member of the Society of Automotive Engineers
(SAE).

JOHN DUNLAP, III, 51, served as Chairman of the Board of Directors of the California Air Resources Board ("CARB") from 1994 to 1999. In this post, Mr. Dunlap promoted advanced technological solutions to achieve air quality and public health protection gains. During his tenure as Chairman, Mr. Dunlap oversaw the development and implementation of the most far-reaching air quality regulations in the world aimed at fuels, engines and over 200 consumer products. Prior to Mr. Dunlap's tenure at CARB, he served as the Chief Deputy Director of the California Department of Toxic's Substances Control where his responsibilities included, crafting the state's technology advancement program, serving as the lead administration official in securing congressional and U.S. Department of Defense/Executive Branch support and funding for military base closure environmental clean-up and in creating a network of ombudsman staff to assist the regulated businesses in demystifying the regulatory process. In addition, Mr. Dunlap spent more than a decade at the South Coast Air Quality Management District in a host of regulatory, public affairs and advisory positions where he distinguished himself as the principle liaison with the business and regulatory community. Mr. Dunlap is currently the owner of a California-based advocacy and consulting firm called the Dunlap Group. He has served on the Board of Director's of Environmental Solutions Worldwide, Inc. since 2007. Mr. Dunlap has a BA degree in Political Science and Business from the University of Redlands (California) and a Master's degree in Public Policy from Claremont Graduate University (California).

BENGT G. ODNER, age 57, has served as a director since September 2000. He served as the Company's Chairman from September 2000 through October 2002. Mr. Odner has also served as our Chief Executive Officer from August 1999 through September 2000 and as interim Chief Executive Officer from February 2002 to July 2002. Mr. Odner was a director of Crystal Fund Ltd., a Bermuda mutual fund, and was a director of Crystal Fund Managers, Ltd. from 1996 until January 2003. From 1990 through 1995, Mr. Odner was the Chairman of Altus Nord AB, a property holding company specializing in Scandinavian properties and a wholly owned subsidiary of Credit Lyonais Bank Paris. Mr. Odner is also the sole beneficiary of a trust which controls Sedam Limited a corporation organized under the laws of Cyprus and which currently is the holder of 23,837,120 shares of ESW Common Stock. Mr. Odner holds a masters degree in Business Administration from Babson College.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information about transactions involving related parties is assessed by the directors on ESW's Board. Related parties include directors and executive officers, as well as immediate family members of directors and officers, and beneficial owners of more than five percent of the Company's common stock. If the determination is made that a related party has a material interest in any Company transaction, then the Company's directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related party at issue is a director, then that director would not participate in the review, approval or ratification process. In general, ESW believes that some transactions with related parties are not significant to investors because they take place under the Company's standard policies and procedures, such as: the sale or purchase of products or services in the ordinary course of business and on an arm's length basis; the employment by the Company where the compensation and other terms of employment are determined on a basis consistent with the Company's human resources policies.

RELATED TRANSACTIONS

NOTES PAYABLE TO RELATED PARTY

On January 5, 2007 the Company extended the maturity date of the unsecured subordinated promissory note originally issued on June 26, 2006 in the principal amount of $1.2 million; and the August 29, 2006 unsecured subordinated promissory note in the principal amount of $1.0 million, through to January 31, 2007. On February 9, 2007, the Company's two unsecured subordinated promissory notes in the principal amount of $1.2 million and $1.0 million and accrued interest were consolidated into one unsecured subordinated demand note with principal amount of $2,308,148 (the "Consolidated Note"). The Consolidated Note was payable to Ledelle Holdings Limited (the "Holder") a company controlled by a trust of which Mr. Bengt George Odner, a director and shareholder of the Company is a beneficiary.

In accordance with the terms of the Consolidated Note it was due and payable to Holder upon demand. The Consolidated Note bore interest at a rate of 9% per annum if principal and interest were paid by the Company in cash, or if principal and interest were paid in shares of restricted common stock of the Company, the Consolidated Note would bear interest at a rate of 12% per annum. The Company could repay the Consolidated Note without penalty at any time. The holder of the Note had the option to receive payment of principal and all accrued interest in the form of restricted shares of the Company's common stock with cost free registration rights. Under this repayment option, interest would be calculated at 12% per annum.

On February 15, 2007 the Company issued a $500,000 unsecured subordinated demand promissory note to Mr. Bengt George Odner, a member of the Company's Board of Directors. On March 7, 2007 the Company issued a second $500,000 unsecured subordinated demand promissory note to Mr. Odner and consolidated this sum with the principal and accrued interest of the $500,000 unsecured demand promissory note previously issued on February 15, 2007 (the "Consolidated Subordinate Note"). The Consolidated Subordinate Note was in the principal amount of $1,002,589. The Consolidated Subordinate Note bore interest at a rate of 9% per annum and was payable upon demand. The Company could repay the Consolidated Subordinated Note without penalty at any time.

Effective June 2, 2008 the Company entered into a Credit Facility Agreement with Mr. Bengt George Odner, a director and shareholder of the Company. Pursuant to the Agreement, the Company could request draw down(s) under the facility of up to $1,500,000 in the aggregate with funds to be used for general working capital purposes (the "Facility"). All request(s) to draw down under the Facility were subject to the debt holders consent and approval. An approved draw down by the Company under the Facility was represented by a 9% unsecured subordinated demand promissory note issued by the Company to the holder or his designee. The Company could repay the Note at anytime without penalty. At the option of the Note holder, in lieu of cash, principal and interest earned on the Note could be repaid in restricted Common Stock of the Company. If the Note holder had elected to receive stock of the Company, interest on principal was to be calculated at a rate of 12% per annum. The number of shares of Common Stock to be issued in satisfaction of interest and principal would be determined by dividing the principal and accrued interest by the greater of 105% of the twenty (20) day average closing price of the Company's Common Stock immediately preceding the date the Note holder elected to have the Note satisfied with Common Stock, or the Closing Price on that date. Under no circumstance could the conversion price be below the fair market price of the Company's Common Stock on the date the Note holder elected to have the Note satisfied with Common Stock. The Company was able to request draw down(s) under the Facility through December 31, 2008.

Subsequently, from June 2008 to October 2008 a total of nine unsecured subordinated promissory notes were issued under the Facility totaling to $1,253,000 in principal. These nine notes are part of a series of draw downs against the Facility. Of the nine notes the Company repaid one note in the amount of $150,000 in principal and $ 4,475 interest, this note was due to another shareholder of the Company who by separate agreement with the above debt holder and the Company agreed to provide funding to the Company under the credit facility.

In November 2008 the Company recorded $275,922 in its Consolidated Statements of Changes In Stockholders' Equity (Deficit) towards loss on extinguishment of debt as a payment to Mr. Bengt George Odner a director and shareholder of the Company to surrender the right to convert the existing notes payable into common stock of the Company. Also, on November 7, 2008 the February 9, 2007 Consolidated Note with principal amount of $2,308,148, the March 7, 2007 Consolidated Subordinate Note with principal amount of $1,002,589 and all notes issued under the Facility agreement of June 2, 2008 in the principal amount of 1,103,000 were extinguished through a repayment of $2,200,000 the principal portion only of the $2,308,148 Consolidated Note and $48,214 as taxes withholding to Ledelle Holdings Limited. The balance of principal and interest was converted into a convertible debenture (See Convertible Debentures Issued to Related Parties).

On December 29, 2009, the Company issued a $500,000 unsecured subordinated promissory note to Mr. Bengt George Odner, a director and shareholder of the Company with interest accruing at the annual rate of 9%. Upon completion of the Company's $3 million financing in March of 2010, this Note was repaid by the Company.

As at June 30, 2010, principal and interest on notes payable to related parties was $nil.

CONTRACTS AND AGREEMENTS

Mr. Amersey a director of the Company is the owner of Langford Business Services LLC, a company that is party to a sales representative agreement dated March 15, 2002, with the Company's wholly owned subsidiary, ESW Canada, Inc. whereby Langford and its subagent, Hudson Engineering Industries Pvt. Ltd. (Bombay), also owned by Mr. Amersey and his family, serve as ESW Canada's exclusive representative in India for the sale and after sale support of certain products of the Company in India. To date, no sales transactions have taken place under the agreement between ESW Canada and Langford.

Mr. Amersey is also listed as a control person with the Securities and Exchange Commission of Bay City Transfer Agency Registrar Inc. the Company's transfer agent. He has no ownership equity in Bay City Transfer Agency Registrar Inc. nor is he an officer or a director of Bay City Transfer Agency Registrar Inc.

In 2008, Mr. Joey Schwartz, a director and shareholder of the company provided consulting services to the company under a consulting agreement. The agreement provided for a monthly retainer of $12,500 per month. In December 2008 the agreement was terminated.

CONVERTIBLE DEBENTURE ISSUED TO RELATED PARTY

On November 3, 2008, the Company completed a transaction whereby it issued $6.0 million of 9% convertible debentures to six accredited investors. Based on the beneficial ownership position, The Leon Black 1997 Family Trust is included as a related party all other entities disclaim beneficial ownership. The Leon Black 1997 Family Trust participated in the November convertible debenture offering with a principal investment of $2,000,000. From the proceeds of the $6.0 million convertible debentures, the Company elected to repay $2.2 million, the principal portion only, of a previously issued Consolidated Note in the principal amount of $2,308,148 to Ledelle Holdings Limited a company controlled by a trust to which Mr. Bengt George Odner, a director and shareholder of the Company is the beneficiary. The debt holder previously agreed to have the remaining amount of $433,923, due under the note, to be applied to a subscription to a Debenture under the November 3, 2008 offering.

Concurrently, the Company agreed to repay a Consolidated Subordinate Note that it had previously issued to Mr. Bengt George Odner, a director and shareholder of the Company, in the principal amount of $1,002,589. Mr. Odner agreed to have the full amount of principal and accumulated interest, in the amount of $1,158,024 due under the note, applied to a subscription of a Debenture under the November 3, 2008 offering. Additionally the Company's $1.5 million Facility also provided by Mr. Odner, from which the Company had drawn down the sum of $1,103,000 as of November 3, 2008, was satisfied by way of issuance of Debentures under the November 3, 2008 offering. With the agreement to settle all the notes previously issued, the debt holder Mr. Odner subscribed to an aggregate of $2,566,077 of Debentures under the offering.

The Debentures were for a term of three (3) years and were convertible into shares of the Company's common stock at the option of the holder anytime after six (6) months of the date of issuance by dividing the principal amount of the Debenture to be converted by $0.25. The Debentures earned interest at a rate of 9% per annum payable in cash or in shares of the Company's common stock at the option of the holder. If the holder elected to receive interest in shares of common stock, the number of shares of common stock to be issued for interest would be determined by dividing accrued interest by $0.25. Subject to the holder's right to convert, the Company has the right to redeem the Debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the Debenture and interest is payable in cash or common stock at the option of the Holder. The Debentures contained customary price adjustment protections.

On August 28, 2009, the Company completed a transaction whereby it issued $1.6 million of 9% convertible debentures (the " 2009 Debentures") to six accredited investors. Of the $1.6 million received by the Company, $500,000 was received from Mr. Bengt George Odner a director of the Company through the exchange of a $300,000 unsecured 9% subordinated demand short term loan previously provided to the Company on August 11, 2009 and an additional $200,000 investment made by Mr. Odner in the offering. The 2009 Debentures were for a term of three (3) years and were convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the 2009 Debenture to be converted by $0.50. The 2009 Debentures earned interest at a rate of 9% per annum payable in cash or in shares of the Company's common stock at the option of the holder. If the holder elected to receive interest in shares of common stock, the number of shares of common stock to be issued for interest would be determined by dividing accrued interest by $0.50. Subject to the holder's right to convert, the Company had the right to redeem the 2009 Debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the 2009 Debenture and interest was payable in cash or common stock at the option of the Holder. The 2009 Debentures contained customary price adjustment protections.

As at December 31, 2009, the principal amount of Convertible Debenture net of accretion due to related parties amounted to $5,428,443 with a corresponding accrued interest of $540,128, and debt discount of $71,557. At December 31, 2008, Convertible Debenture due to related party amounted to $5,000,000 with a corresponding accrued interest of $68,548.

Effective March 19, 2010, the Company issued $3,000,000 of its 9% convertible debentures (the "Debentures") to five (5) accredited investors under Rule 506 of Regulation D. The Debentures were for a term of three (3) years and convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. The Debentures earned interest at a rate of 9% per annum payable in cash or in shares of the Company's common stock at the option of the holder. If the Holder elected to receive interest in shares of common stock, the number of shares of common stock to be issued for interest would be determined by dividing accrued interest by $0.50. The Debentures contained a mandatory conversion feature that required the holders to convert in the event a majority of the Company's pre-existing outstanding 9% convertible debentures convert. Subject to the holder's right to convert and the mandatory conversion feature, the Company had the right to redeem the Debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the debenture and interest is payable in cash or common stock at the option of the Holder. The Company also has provided the holders of the Debentures registration rights. The Debentures contain customary price adjustment protections.

As of March 25, 2010, the November 2008 and the August 2009 debenture holders agreed to convert all outstanding convertible debentures as per the terms of the respective debenture agreements. The early conversion of the debentures was a condition precedent to the Company's wholly owned subsidiary ESW Canada entering into a new credit facility with Canadian Imperial Bank of Commerce ("CIBC"). A total of $10,600,000 in principal and $1,176,445 of accrued interest was converted into 43,756,653 shares of restricted common stock. The conversion of the November 2008 and the August 2009 debentures also triggered the mandatory conversion feature on the March 19, 2010 debentures. A total of $3,000,000 in principal and $3,797 in accrued interest was converted into 6,007,595 shares of restricted common stock. With these transactions effective March 25, 2010 the Company has $0 of convertible debentures and accrued interest on convertible debenture. As part of the agreement to convert all existing convertible debentures the Company has proposed a premium on the conversion transaction payable to all converting debenture holders subject to a positive Fairness opinion, approval by a Fairness Committee consisting of independent Directors of the Company's Board of Directors and an increase in the share capital of the Company (see Action Item 4 herein). The proposed premium consists of 4,375,665 shares of Common Stock. As the Company did not have sufficient authorized shares as of the date of conversion of the debentures to fulfill the premium, the proposed premium has been recorded as an advance share purchase agreement at fair market value, the agreement will be without interest, subordinated to the banks position and payable in a fixed number of common shares of the Company subject to adjustment in the event of a stock split. At June 30, 2010, the Company did not have sufficient authorized and unissued shares to fulfill the advance share subscription. Under these conditions, FASB ASC Subtopic 815-40 Contracts in Entity' Own Equity precludes equity classification of this obligation. As such, the advance share subscription is classified as a liability and periodically marked to market. The fair value of the obligation was determined to be $2,187,833 at June 30, 2010. The fair value of the obligation is determined by the cash settlement value at the end of each period based on the closing price of the Company's common stock. The decrease in fair value of this liability of $722,039 is recorded as a mark to market adjustment on advance share subscription in the consolidated condensed statement of operations and comprehensive income / (loss). Of the total amount $1,032,849 (fair market value of 2,065,697 shares of common stock) was attributed to related parties.

Effective March 25, 2010, a total of $5,500,000 in principal and $634,024 of accrued interest due to related parties on account of Convertible Debentures was converted into 23,489,494 shares of restricted common stock. As at June 30, 2010, principal and interest on Convertible Debenture due to related parties was $0.

Effective June 21, 2010, Bengt George Odner a director and beneficial owner of 24,337,120 shares of Common Stock transferred 14,507,177 shares of Common Stock to Sedam Limited a corporation organized under the laws of Cyprus controlled by a trust which Mr. Odner is the sole beneficiary.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose any failure to file by those dates. Based upon (1) the copies of Section 16 (a) reports that the Company received from such persons for their 2009 fiscal year transactions, the Company believes there has been compliance with all Section 16 (a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance of the Company rather than day-to-day operations. The primary responsibility of ESW's Board of Directors is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder approval, the election of directors. The Board also reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources as well as participates in decisions that have a potential major economic impact on our Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

We have no formal policy regarding director attendance at the annual meeting of stockholders. The Board of Directors held ten (10) meetings in 2009, all of which were telephonic. All board members were in attended at least eighty percent (80%) of the board meetings.

AUDIT COMMITTEE COMPOSITION

The Company has a separately designated standing audit committee comprised of Nitin M. Amersey (Chairman), Elbert O. Hand and John D. Dunlap III. Nitin M. Amersey, qualifies as a "financial expert" as defined by SEC rules. The Company's Board has also determined that Nitin M. Amersey meets the SEC definition of an "independent" director. The Audit Committee met 6 times during 2009.

COMPENSATION COMMITTEE COMPOSITION

The Compensation Committee is currently comprised of Elbert O. Hand, who serves as Chairman, Nitin M. Amersey and John D. Dunlap, III. In accordance with its charter, the Compensation Committee is responsible for establishing and reviewing the overall compensation philosophy of the Company, establishing and reviewing the Company's general compensation policies applicable to the chief executive officer and other officers, evaluating the performance of the chief executive officer and other officers and approving their annual compensation, reviewing and recommending the compensation of directors, reviewing and recommending employment, consulting, retirement and severance arrangements involving officers, and directors of the Corporation and reviewing and recommending proposed and existing incentive-compensation plans and equity-based compensation plans for the Corporation's directors, officers, employees and consultants. The Compensation Committee met 2 times during 2009.

COMPENSATION POLICY:

The objective of the Compensation Committee with respect to compensation for executive officers is to ensure that compensation packages are designed and implemented to align compensation with both short-term and long-term key corporate objectives and employee performance and to ensure that the Corporation is able to attract, motivate and retain skilled and experienced executives in an effort to enhance Environmental Solutions' success and shareholder value.

The compensation policies are designed to align the interests of management with Environmental Solutions' shareholders. In order to do so, the committee takes into consideration the experience, responsibility and performance of each individual over the longer term and considers a range of short-and long-term cash, and non-cash compensation elements. The Company believes that this serves the goals of compensating Environmental Solutions' executive officers competitively on a current basis, tying a significant portion of the executives' compensation to company performance, and allowing the executive officers and key employees to gain an ownership stake in Environmental Solutions commensurate with their relative levels of seniority and responsibility. Each year, a review of the executive compensation program, compensation philosophy, committee mission and performance is completed. In addition, each year the committee reviews the nature and amounts of all elements of the executive officers' compensation, both separately and in the aggregate, to ensure that the total amount of compensation is competitive with respect to Environmental Solutions' peer companies, and that there is an appropriate balance for compensation that is tied to the short- and long-term performance of the Company.

NOMINATION  AND CORPORATE GOVERNANCE COMMITTEE:

The Nomination and Corporate Governance Committee is currently comprised of John
D. Dunlap III, who serves as Chairman, and Elbert O. Hand. The Committee develops and recommends to the full Board of Directors guidelines and criteria for selecting new directors, enabling stockholders to send communications to the Board of Directors. Additionally the Committee recommends various Board of Director committee structures, develops corporate governance guidelines and monitors director independence.

CODE OF ETHICS

ESW's Board of Directors has adopted a Code of Business Conduct and Ethics which provides a framework for directors, officers and employees on the conduct and ethical decision-making integral to their work. The Audit Committee is responsible for monitoring compliance with this code of ethics and any waivers or amendments thereto can only be made by the Board or a Board committee. The Code of Ethics is available on www.sec.gov as an exhibit with the Company's Form 10KSB filed with the Securities and Exchange Commission on April 3, 2006. The Company can provide a copy of such Code of Ethics, upon receipt of a written request to the attention of the CAO's Office, at ESW, 335 Connie Crescent, Concord, Ontario, Canada, L4K 5R2. The written request should include the Company name, contact person and full mailing address and/or email address of the requestor.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for each of the last two (2) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                          NON-EQUITY    NON-QUALIFIED
NAME                                                            OPTION     INCENTIVE      DEFERRED
/ PRINCIPAL                                           STOCK     AWARDS       PLAN       COMPENSATION     ALL OTHER
POSITION                   YEAR     SALARY    BONUS   AWARDS      (5)    COMPENSATION     EARNINGS      COMPENSATION     TOTAL
-------------------------------------------------------------------------------------------------------------------------------
David J. Johnson (1)       2009    $240,000    --       --           --        --            --           $34,998      $274,998
Director,
Chief Executive Officer    2008    $240,000    --       --           --        --            --           $37,558      $277,558
And President
-------------------------------------------------------------------------------------------------------------------------------
Joey Schwartz (2)          2009                                                                                              $0
Director and
Chief Financial Officer    2008    $147,500    --       --       $4,992        --            --           $55,558      $208,050
-------------------------------------------------------------------------------------------------------------------------------
Stefan Boekamp (3)         2009    $100,709    --       --           --        --            --           $10,421      $111,130
Vice President Of
Operations                 2008     $95,335    --       --       $2,391        --            --           $16,140      $113,866
-------------------------------------------------------------------------------------------------------------------------------
Praveen Nair (4)           2009    $105,088    --       --           --        --            --            $8,282      $113,370
Chief Accounting Officer
                           2008     $62,175    --       --       $2,391        --            --            $8,262       $72,828
-------------------------------------------------------------------------------------------------------------------------------

1. Mr. David J. Johnson effective January 1, 2010 is paid at the annual rate of $360,000. Previously Mr. Johnson received an annual base salary of $240,000. In 2009 Mr. Johnson received the following compensation: $240,000 as salary and fees, $18,000 pay in lieu of vacation, a car allowance of $12,000 per annum and standard medical and dental benefits provided by the Company totaling $4,998. In 2008 Mr. Johnson received the following compensation: $240,000 as salary and fees, $20,000 pay in lieu of vacation, a car allowance of $12,000 per annum and standard medical and dental benefits provided by the Company totaling $5,558.

2. In 2009 Mr. Joey Schwartz was not an executive officer of the Company and did not receive any remuneration. Mr. Joey Schwartz currently serves as a Director for the Company. Mr. Schwartz served as the Chief Financial Officer for the Company from May 2005 through to February 2008. Effective February 4, 2008 through to December 2008, Mr. Schwartz served as a consultant per an agreement with the Company. In 2008, Mr. Schwartz received the following compensation:
$147,500 as salary and consulting fees, and standard medical and dental benefits provided by the Company totaling $5,558. In February 2008, Mr. Schwartz received options for 100,000 shares of Common Stock with a per share exercise price of $1.00 (exercise price greater than the fair market value on the date of grant) the compensation expense for this stock option grant was $4,992. In December 2008 as per the terms of the separation clauses under the consulting agreement with Mr. Schwartz, the Company recognized a $50,000 expenses. This separation payment was made in eight equal bi-monthly installments from December 2008 through to April 2009.

3. Mr. Stefan Boekamp is paid at the annual rate of $115,000 Canadian Dollars (which translates to United State Dollar $100,709 for the year ended December 31, 2009). In 2009 Mr. Boekamp received the following compensation: $100,709 as salary, $5,423 pay in lieu of vacation, and standard medical and dental benefits provided by the Company totaling $4,998. In 2008 Mr. Boekamp received the following compensation: $95,335 as salary, $10,582 pay in lieu of vacation, and standard medical and dental benefits provided by the Company totaling $5,558. In February 2008, Mr. Boekamp received options for 50,000 shares of Common Stock with a per share exercise price of $0.71(exercise price greater than the fair market value on the date of grant) the compensation expense for this stock option grant was $2,391.

4. Mr. Praveen Nair is paid at the annual rate of $120,000 Canadian Dollars (which translates to United State Dollar $105,088 for the year ended December 31, 2009). In 2009 Mr. Nair received the following compensation $105,088 as salary, $3,284 pay in lieu of vacation, and standard medical and dental benefits provided by the Company totaling $4,998. In 2008 Mr. Nair received the following compensation $62,175 as salary, $2,704 pay in lieu of vacation, and standard medical and dental benefits provided by the Company totaling $5,558. In February 2008, Mr. Nair received options for 50,000 shares of Common Stock with a per share exercise price of $0.71(exercise price greater than the fair market value on the date of grant) the compensation expense for this stock option grant was $2,391.

5. Represents the cost of the compensation expense recorded by the Company for option grants in 2009 and 2008.

EMPLOYMENT AGREEMENTS

In February 2007, the Company entered into an employment agreement with Mr. Johnson as President and Chief Executive Officer. The agreement provides, among other things, for an annual salary of $240,000, as well as an award of 600,000 options exercisable for a term of five (5) years at an exercise price of $0.71 per share (fair market value of the Company's stock as of the date of grant). In May of 2010, the Board approved an amendment to Mr. Johnson's employment agreement whereby his annual salary was increased to $360,000 retroactive to January 1, 2010. The agreement also provides that, other than in connection with Mr. Johnson's employment being terminated other than for death, disability, conviction of a felony or non-performance of duties, he will be paid severance up to one year under the terms of his agreement. The employment agreement provides for participation in benefit plans ESW offers to its employees.

In 2009 Mr. Schwartz was not an executive officer of the company. In 2008 Mr. Schwartz acting as the Company's Chief Financial Officer received total compensation of $120,000 on an annual basis plus benefit plans ESW offers to its employees. Effective February 4, 2008, the Company and Mr. Schwartz entered into a consulting agreement whereby Mr. Schwartz would serve as a consultant to the Company and would no longer serve as the Company's Chief Financial Officer. Under the consulting agreement, Mr. Schwartz received a $12,500 monthly fee and served as a consultant to the Company on special projects and provided advice on compliance, due diligence, regulatory and business matters. Effective December 2008 the consulting agreement with Mr. Schwartz was terminated.

Effective February 4, 2008, the Company entered into an employment agreement with Mr. Stefan Boekamp as Vice President of Operations. The agreement provides, among other things, for an annual salary of $115,000 Canadian, as well as an award of 50,000 options exercisable for a term of five (3) years at an exercise price of $0.71 per share (the exercise price being greater than the fair market value of the Company's stock as of the date of grant). The employment agreement also provides for participation in benefit plans ESW offers to its employees.

Effective February 4, 2008, the Company entered into an employment agreement with Mr. Praveen Nair as Chief Accounting Officer. The agreement provides, among other things, for an annual salary of $75,000 Canadian, as well as an award of 50,000 options exercisable for a term of five (3) years at an exercise price of $0.71 per share (the exercise price being greater than the fair market value of the Company's stock as of the date of grant). The employment agreement also provides for participation in benefit plans ESW offers to its employees. Effective January 1, 2009, the agreement was amended and Mr. Nair's annual salary has been increased to $120,000 Canadian Dollars.

OUTSTANDING EQUITY AWARDS The following table shows certain information regarding the outstanding equity awards held by the Named Executives.

On April 15, 2010 the Board of Directors granted an aggregate award of 600,000 stock options to one executive officer and director. The options vest over a period of three years with exercise prices of $0.65 (fair market value of the Company's common stock as of the date of grant) with expiry five years from the date of award.

No stock options were granted in 2009. In February 2008 the Board of Directors granted an award of 100,000 stock options to Mr. Schwartz. The options have immediate vesting with an exercise price of $1.00 per share (exercise price greater than fair-market value at the date of grant) with an exercise period of five years from the date of award. An award of 50,000 stock options to Mr. Boekamp and 50,000 stock options to Mr. Nair with immediate vesting and an exercise price of $0.71 per share (exercise price greater than fair-market value at the date of grant) with an exercise period of three years from the date of award.

                        NUMBER OF SECURITIES          OPTION            OPTION
                              UNDERLYING              EXERCISE        EXPIRATION
NAME                    UNEXERCISED OPTIONS(#)         PRICE             DATE
--------------------------------------------------------------------------------
David J. Johnson              200,000                  $1.00          12/30/2010
                              700,000                  $0.71          02/16/2012
                              150,000                  $0.27          08/06/2013
                              600,000                  $0.65          04/15/2015
--------------------------------------------------------------------------------
Stefan Boekamp                 50,000                  $1.00          12/30/2010
                               50,000                  $0.71          02/06/2011
--------------------------------------------------------------------------------
Praveen Nair                   20,000                  $1.00          12/30/2010
                               50,000                  $0.71          02/06/2011
--------------------------------------------------------------------------------

THE 2002 STOCK OPTION PLAN

On June 23, 2005, the Company, with shareholder approval, amended its 2002 Stock Option Plan (the "Plan"), to increase the underlying shares of common stock available under the plan to 5,000,000 shares. Currently the Company has issued 3,495,000 options under the Plan. The 2002 Stock Option Plan is the successor plan to the 2000 Nonqualified Stock Option Plan. All stock options outstanding under the 2000 Nonqualified Stock Option Plan remain in effect according to their terms and conditions (including vesting requirements). Under the Company's 2002 Stock Option Plan, the compensation committee may grant equity incentive awards to directors, officers, employees and service providers of the Company, in the form of incentive stock options, non-qualified stock options, and other performance-related or non-restricted stock awards. The selection of participants in the 2002 Plan, the determination of the award vehicles to be utilized and the number of stock options or shares subject to an award are determined by the Company compensation committee, in its sole discretion, within the approved allocation of shares. The committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 2002 Plan. The Plan permits the Company to provide its employees with incentive compensation opportunities which are motivational and which afford the most favorable tax and accounting treatments to the Company. The exercise price of any option granted under the 2002 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant.

The Board of Directors has adopted the 2010 Stock Incentive Plan under Action
Item 3 of this Information Statement. While previously granted options under the Company's 2002 Stock Option Plan will remain in effect in accordance with the terms of the individual options, the 2010 Stock Incentive Plan is intended to replace the Company's 2002 Plan for future grants. For further information please see Action Item 3 herein.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

During the fiscal year 2009 and 2008, outside directors were compensated at the rate of $2,500 a month. The Chairman of the Board of Directors received an additional $2,000 per month and the Chair of the audit committee received an additional $1,000 per month.

                                  FEES EARNED       OPTIONS
NAME OF OUTSIDE                   OR PAID IN       AWARDS (1)
DIRECTOR               YEAR           CASH             $           TOTAL
-------------------------------------------------------------------------
Elbert O. Hand (2)     2009         $    --         $    --       $    --

                       2008         $    --         $    --       $    --
-------------------------------------------------------------------------

Nitin M. Amersey       2009         $49,500         $    --       $49,500

                       2008         $54,000         $    --       $54,000
-------------------------------------------------------------------------
Michael F. Albanese    2009         $38,500         $    --       $38,500

                       2008         $42,000         $    --       $42,000
-------------------------------------------------------------------------
John D. Dunlap III     2009         $27,500         $    --       $27,500

                       2008         $30,000         $    --       $30,000
-------------------------------------------------------------------------
Bengt G. Odner         2009         $27,500         $    --       $27,500

                       2008         $30,000         $    --       $30,000
-------------------------------------------------------------------------
Joey Schwartz          2009         $27,500         $    --       $27,500

                       2008         $ 1,250         $    --       $ 1,250
-------------------------------------------------------------------------

(1) Represents the cost of the compensation expense recorded by the Company in accordance with FAS123R (ASC 718-10-10). In 2009 and 2008 no stock option awards were issued to Outside Directors.

(2) Effective January 25, 2010, ESW's Board of Directors unanimous elected Elbert O. Hand to serve as a member of the Board of Directors and appointed Mr. Hand Interim Chairman until the next annual meeting of shareholders. Mr. Hand did not receive any compensation from the Company in 2009 and 2008.

The following table shows certain information regarding the outstanding equity awards held by the outside Directors.

On April 15, 2010 the Board of Directors granted an aggregate award of 300,000 stock options to one director. The options vest over a period of three years with exercise prices of $0.65 (fair market value of the Company's common stock as of the date of grant) with expiry five years from the date of award.

No stock awards or stock options were granted to the outside Directors in 2009 and 2008.

                                                    OPTION
                                   NUMBER OF        EXERCISE      OPTION
                                   OPTIONS (#)       PRICE      EXPIRATION
       NAME                        OUTSTANDING        ($)          DATE
       -------------------------------------------------------------------
       Elbert O. Hand               300,000         $  0.65     04/15/2015
       -------------------------------------------------------------------
                                    50,000          $  0.27     08/06/2013
       Nitin M. Amersey            150,000          $  1.00     12/30/2010
                                   300,000          $  0.71     02/16/2012
       -------------------------------------------------------------------
       Michael F. Albanese         450,000          $  0.71     02/16/2012
       -------------------------------------------------------------------
       John D. Dunlap III          300,000          $  0.71     02/16/2012
       -------------------------------------------------------------------
                                    50,000          $  0.27     08/06/2013
       Bengt G. Odner              150,000          $  1.00     12/30/2010
                                   300,000          $  0.71     02/16/2012

       -------------------------------------------------------------------
                                   200,000          $  1.00     12/30/2010
       Joey Schwartz (1)           100,000          $  0.71     02/16/2012
                                   100,000          $  1.00     02/08/2013
       -------------------------------------------------------------------

(1) Mr. Schwartz's status changed to an Outside Director in December 2008. As an Outside Director, Mr. Schwartz has not received any stock option awards. The option awards shown in the table above reflect Mr. Schwartz's prior awards which are still effective until their expiration date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best knowledge of the Company, as of July 14, 2010, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive, (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.

Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

Calculations are based upon the aggregate of all shares of common stock issued and outstanding as of July 14, 2010 in addition to shares issuable upon exercise of options currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.

As a result of the Company's March 2010 debenture financing and subsequent conversion of the debentures, the combined ownership position held by Leon D. Black , The Black Family 1997 Trust, The Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, The Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, The Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and The Leon D. Black Trust UAD 11/30/92 FBO Victoria Black has decreased from a potential ownership of 44.39% in 2008 to an actual ownership of 32.11% on a fully diluted basis, however these entities disclaim beneficial ownership (see beneficial ownership table below) . Also the potential ownership position held by Mr. Bengt G. Odner, a director and shareholder of the Company has decreased from to 25.29% in 2008 to 19.61% in 2009 (actual ownership 19.29% - 2009) on a fully diluted basis. The reason for ownership interest decrease on a fully diluted basis is due to the company's recent finance offerings and a minor decrease caused by the issuance of stock options.

                                                      TOTAL
                                                    BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP(1)        CLASS
--------------------------------------------------------------------------------
Bert Hand, Chairman
c/o 335 Connie Crescent                              500,000(2)        0.40%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Nitin M. Amersey, Director
c/o 335 Connie Crescent                              500,000(3)        0.40%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
David J. Johnson
Chief Executive Officer, President and Director    1,650,000(4)        1.32%
c/o 335 Connie Crescent
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Bengt G. Odner, Director
c/o 335 Connie Crescent                           24,337,120(5)       19.61%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Sedam Ltd
15 Rue Du Cendrier, 6TH Floor                     23,837,120(5)       19.29%
Geneva V8 1211
--------------------------------------------------------------------------------
Joey Schwartz, Director
c/o 335 Connie Crescent                              410,000(6)        0.33%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Michael F. Albanese, Director
c/o 335 Connie Crescent                              450,000(7)        0.36%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
John D. Dunlap, III, Director
c/o 335 Connie Crescent                              300,000(8)        0.24%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Stefan Boekamp, Vice President of Operations
c/o 335 Connie Crescent                              100,000(9)        0.08%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Praveen Nair, Chief Accounting Officer
c/o 335 Connie Crescent                               70,900(10)       0.06%
Concord, ON L4K 5R2
--------------------------------------------------------------------------------
Black Family 1997 Trust
c/o 9 West 57TH Street, Suite 4300                14,834,698(11)      12.00%
New York NY 10019
--------------------------------------------------------------------------------
Leon D. Black
c/o 9 West 57TH Street, Suite 4300                 5,879,253(12)       4.76%
New York NY 10019
--------------------------------------------------------------------------------
Leon D. Black Trust UAD
11/30/92 FBO Alexander Black                       4,743,140(13)       3.84%
c/o 9 West 57TH Street, Suite 4300
New York NY 10019
--------------------------------------------------------------------------------

Leon D. Black Trust UAD
11/30/92 FBO Benjamin Black                        4,743,140(14)       3.84%
c/o 9 West 57TH Street, Suite 4300
New York NY 10019
--------------------------------------------------------------------------------
Leon D. Black Trust UAD
11/30/92 FBO Joshua Black                          4,743,140(15)       3.84%
c/o 9 West 57TH Street, Suite 4300
New York NY 10019
--------------------------------------------------------------------------------
Leon D. Black Trust UAD
11/30/92 FBO Victoria Black                        4,743,140(16)       3.84%
c/o 9 West 57TH Street, Suite 4300
New York NY 10019
--------------------------------------------------------------------------------
All current directors and executive               28,318,020          22.15%
officers as a group (Nine persons)
--------------------------------------------------------------------------------

(1) On the basis of 123,588,099 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options or rights to purchase common stock exercisable within 60 days of August 20, 2010.

(2) Includes 200,000 shares of common stock. Includes options to purchase 300,000 shares of common stock, at $0.65 per share expiring April 15, 2015. Mr. Hand has agreed to stand back on exercise of the 300,000 options until the Company has sufficient authorized shares available for issuance.

(3) Includes options to purchase 50,000 shares of common stock at $0.27 per share expiring August 6, 2013, options to purchase 150,000 shares of common stock at $1.00 per share expiring December 30, 2010, and options to purchase 300,000 shares of common stock at $0.71 per share expiring February 16, 2012. Mr. Amersey has agreed to stand back on exercise of the 500,000 options until the Company has sufficient authorized shares available for issuance.

(4) Includes options to purchase 150,000 shares of common stock at $0.27 per share expiring August 6, 2013, includes options to purchase 200,000 shares of common stock at $1.00 per share expiring December 30, 2010 options to purchase 700,000 shares of common stock at $0.71 per share expiring February 16, 2012 and options to purchase 600,000 shares of common stock at $0.65 per share expiring April 15, 2015. Mr. Johnson has agreed to stand back on exercise of the 1,650,000 options until the Company has sufficient authorized shares available for issuance.

(5) Mr. Bengt George Odner is a director of Environmental Solutions Worldwide, Inc. and the beneficiary of a trust that controls Sedam Limited. Includes indirect ownership of 23,837,120 shares of common stock owned by Sedam Limited a corporation organized under the laws of Cyprus which is controlled by a trust of which Mr. Bengt Odner is the sole beneficiary. Also with respect to Mr. Odner individually, includes 500,000 shares underlying director stock options that may be exercised as follows: 50,000 shares at $0.27 per share, 150,000 shares at $1.00 per share and 300,000 shares at $0.71 per share. Mr. Odner has agreed to stand back on exercise of the 500,000 options until the Company has sufficient authorized shares available for issuance.

(6) Includes 10,000 shares of common stock and includes options to purchase 200,000 shares of common stock at $1.00 per share expiring December 30, 2010, options to purchase 100,000 shares of common stock at $0.71 per share expiring February 16, 2012, and options to purchase 100,000 shares of common stock at $1.00 per share expiring February 8, 2013.

(7) Includes 450,000 options to purchase 450,000 shares of common stock at $0.71 per share expiring February 16, 2012.

(8) Includes 300,000 options to purchase 300,000 shares of common stock at $0.71 per share expiring February 16, 2012.

(9) Includes options to purchase 50,000 shares of common stock at $1.00 per share expiring December 30, 2010, and options to purchase 50,000 shares of common stock at $0.71 per share expiring February 3, 2011.

(10) Includes 900 shares of common stock and includes options to purchase 20,000 shares of common stock at $1.00 per share expiring December 30, 2010, and options to purchase 50,000 shares of common stock at $0.71 per share expiring February 3, 2011. Mr. Nair has agreed to stand back on exercise of the 70,000 options until the Company has sufficient authorized shares available for issuance.

(11) Includes 14,834,698 shares of common stock Beneficially Owned by the Black Family 1997 Trust (the "1997 Trust") represented by 5,852,381 shares of common stock directly beneficially owned by the 1997 Trust and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by the 1997 Trust. Does not include: 5,879,253 shares of common stock directly beneficially owned, by Leon D. Black, 4,743,140 shares of common stock directly beneficially owned, in each case by each of (A) the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black,
     (B) the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, (C) the Leon
     D. Black Trust UAD 11/30/92 FBO Joshua Black, and (D) the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. The 1997 Trust expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

(12) Includes 5,879,253 shares of common stock Beneficially Owned by Leon D. Black represented by 1,388,095 shares of common stock directly beneficially owned by Leon D. Black and 4,491,158 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by Leon D. Black. Also includes 5,852,381 shares of common stock directly beneficially owned by the Black Family 1997 Trust and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by the 1997 Trust. Although Mr. Black may be deemed to be the indirect beneficial owner of the securities referenced in the preceding sentence, Mr. Black disclaims beneficial ownership. Does not include:
     4,743,140 shares of common stock directly beneficially owned, by each of
     (A) the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, (B) the Leon
     D. Black Trust UAD 11/30/92 FBO Benjamin Black, (C) the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black, and (D) the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. Mr. Black expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

(13) Includes 851,470 shares of common stock directly beneficially owned by the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black (the "Alexander Trust") and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by the Alexander Trust. Does not include: 1,388,095 shares of common stock directly beneficially owned, and 4,491,158 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by Leon D. Black, 851,470 shares of common stock directly beneficially owned, and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, in each case by each of (A) the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, (B) the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black, and (C) the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black, (D) 5,852,381 shares of common stock directly beneficially owned, and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by the Black Family 1997 Trust, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. The Alexander Trust expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

(14) Includes 851,470 shares of common stock directly beneficially owned by the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black (the "Benjamin Trust") and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by the Benjamin Trust. Does not include: 1,388,095 shares of common stock directly beneficially owned, and 4,491,158 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by Leon D. Black, 851,470 shares of common stock directly beneficially owned, and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, in each case by each of (A) the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, (B) the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black, and (C) the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black, (D) 5,852,381 shares of common stock directly beneficially owned, and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by the Black Family 1997 Trust, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. The Benjamin Trust expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

(15) Includes 851,470 shares of common stock directly beneficially owned by the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black (the "Joshua Trust") and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned by the Joshua Trust. Does not include: 1,388,095 shares of common stock directly beneficially owned, and 4,491,158 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by Leon D. Black, 851,470 shares of common stock directly beneficially owned, and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, in each case by each of (A) the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, (B) the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, and (C) the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black, (D) 5,852,381 shares of common stock directly beneficially owned, and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by the Black Family 1997 Trust, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. The Joshua Trust expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

(16) Includes 851,470 shares of common stock directly beneficially owned by the Leon D. Black Trust UAD 11/30/92 FBO Victoria Black (the "Victoria Trust") and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owed by the Victoria Trust. Does not include: 1,388,095 shares of common stock directly beneficially owned, and 4,491,158 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by Leon D. Black, 851,470 shares of common stock directly beneficially owned, and 3,891,670 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, in each case by each of (A) the Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, (B) the Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, and (C) the Leon D. Black Trust UAD 11/30/92 FBO Joshua Black, (D) 5,852,381 shares of common stock directly beneficially owned, and 8,982,317 shares of common stock acquired upon conversion of convertible debentures directly beneficially owned, by the Black Family 1997 Trust, and (E) 1,088,095 shares of common stock directly beneficially owned by John J. Hannan. The Victoria Trust expressly disclaims beneficial ownership of each of the referenced securities in the preceding sentence.

ACTION 2 - RAIFICATION OF INDEPENDENT AUDTIORS

MSCM LLP has been selected as the Company's independent auditors for the Fiscal Year ending December 31, 2010.

CHANGE OF AUDITORS

Effective May 15, 2009, the Company dismissed the firm of Deloitte & Touche LLP ("Deloitte") who was previously engaged as the Company's principal auditor. Deloitte's audit report on the Company's consolidated financial statements for the fiscal year ended December 31, 2008 and December 31, 2007, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the aforementioned report for the year ended December 31, 2008 included was modified for an uncertainty relating to the Company's ability to continue as a going concern. The decision to dismiss Deloitte has been approved by the Company's Audit Committee and Board of Directors.

Effective May 15, 2009 the Company upon approval of its Audit Committee and Board of Directors elected to retain the firm of MSCM LLP as its principal independent accountants. During the Company's two most recent fiscal years and through May 15, 2009, the Company has not consulted with MSCM LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advise was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

AUDIT FEES:

The Company paid its principal accountant MSCM LLP, $58,252 to date in audit fees for the audit of the Company's annual financial statements for 2009.

The Company paid its principal accountant MSCM LLP $24,524 in audit fees for review of the financial statements included in its Form 10-QSB for the three quarterly reports in 2009

The Company paid its former principal accountant Deloitte $94,286 to date in audit fees for the audit of the Company's annual financial statements for 2008.

The Company paid its former principal accountant Deloitte $19,704 in audit fees for review of the financial statements included in its Form 10-QSB for the three quarterly reports in 2008

TAX AND OTHER FEES:

The Company paid its principal accountant MSCM LLP $nil and $29,971 for tax and compliance services for 2009.

The Company paid its former principal accountant Deloitte $Nil for tax and compliance services for 2008 respectively.

ACTION 3 - 2010 STOCK INCENTIVE PLAN

The 2010 Stock Incentive Plan (the "Stock Incentive Plan" or the "Plan") will replace the Company's 2002 Stock Option Plan. While previously granted options under the Company's 2002 Stock Option Plan will remain in effect in accordance with the terms of the individual options, the 2010 Stock Incentive Plan will replace the Company's 2002 Plan for future grants. The purposes of the Stock Incentive Plan are to enable the Company to attract, retain and reward employees by offering employees an equity interest in the Company, to enable the Company to offer equity incentives to employees of entities which the Company may acquire, and to enable the Company to pay part of the compensation of its outside directors or consultants in options to purchase common stock.

PRINCIPAL PROVISIONS OF THE STOCK INCENTIVE PLAN

The following summary of the Stock Incentive Plan, is qualified by reference to the full text of the Stock Incentive Plan. The Stock Incentive Plan is to be capitalized with 5,000,000 shares.

GENERAL PROVISIONS

The Stock Incentive Plan authorizes the granting of awards to employees (including officers) of the Company and certain related companies in the form of any combination of (1) options to purchase shares of common stock, (2) stock appreciation rights ("SARs"), (3) shares of restricted common stock ("restricted stock"), (4) shares of deferred common stock ("deferred stock"), (5) bonus stock, and (6) tax-offset payments with respect to any of such awards. The Stock Incentive Plan also authorizes the granting of awards to directors who are not employees or officers of the Company ("Outside Directors") to purchase shares of common stock and related limited SARs and tax-offset payments.

Administration - The Stock Incentive Plan is administered by a committee of the Company's Board of Directors, which consists of at least two Outside Directors. The Committee has authority to interpret the Stock Incentive Plan, adopt administrative regulations, and determine and amend the terms of awards to employees. The Board of Directors has similar authority with respect to Outside Directors (although the Stock Incentive Plan may also provide for certain automatic grants to Outside Directors).

Eligibility - The Committee may make awards under the Stock Incentive Plan to employees (including officers) of the Company or of any entity in which the Company owns at least a 20% interest. All employees and Outside Directors (currently numbering 7) are eligible to receive awards under the Stock Incentive Plan.

Limitations on Awards - The aggregate number of shares of common stock which may be issued under the Stock Incentive Plan is 5,000,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or for the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be re-granted under the Stock Incentive Plan. If the exercise price of an option is paid in common stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit. Under the Plan, SARs, restricted stock, deferred stock, or bonus stock can be granted with a limitation of no more than 1,500,000 shares or derivatives granted in the aggregate in any fiscal year. No employee or Outside Director may be granted tax-offset payments with respect to more than the number of shares of common stock covered by awards held by such employee. The Stock Incentive Plan does not limit awards which may be made under other plans of the Company.

AWARDS

The Stock Incentive Plan authorizes the Committee (or, with respect to awards to Outside Directors, the Board) to grant the following types of awards:

      1. Stock Options. The Committee (or, with respect to awards to Outside Directors, the Board) is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of common stock as the Committee (or, with respect to awards to Outside Directors, the Board) determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee (or, with respect to awards to Outside Directors, the Board) determines, and at an exercise price determined by the Committee, which may be less than the fair market value of the common stock at the date of grant of the option. The Committee (or, with respect to awards to Outside Directors, the Board) has authority to waive any vesting conditions it may have imposed.

      2. Stock Appreciation Rights. Upon exercise of a SAR the holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of common stock on the exercise date over the "base amount" determined by the Committee. The appreciation is payable in cash, common stock, or a combination of both, as determined by the Committee. The Committee (or, with respect to awards to Outside Directors, the Board) may grant a SAR which can only be exercised within the 60-day period following a Change of Control (as such term is defined in the Stock Incentive Plan and summarized below). The Committee (or, with respect to awards to Outside Directors, the Board) may also provide that in the event of a Change of Control, the amount to be paid by the Company upon the exercise of the SAR will be based on the Change of Control Price (as defined in the Stock Incentive Plan and summarized below). Such a SAR is sometimes referred to as a limited SAR.

      3. Restricted Stock. The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which (or conditions under which) the restricted stock will vest. The Committee has authority to waive any vesting conditions it may have imposed. The Committee also has authority to determine whether the employee will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the employee bearing legends to restrict their transfer.

      4. Deferred Stock. A deferred stock award is a commitment to deliver a specified number of shares of common stock (or their cash value) at a future date. The award may be made subject to vesting, based on future service or satisfaction of other conditions. The Committee has authority to waive any vesting conditions it may have imposed. During the deferral period set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award.

      5. Bonus Stock. The Committee may award bonus stock subject to such terms and conditions as it may determine. Such awards may be conditioned upon attainment of specific performance goals or such other criteria as the Committee may determine, and the Committee may waive such conditions in its discretion.

      6. Tax-Offset Payments. The Committee (or, with respect to awards to Outside Directors, the Board) is authorized to provide for a tax-offset payment by the Company not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the recipient is taxed at the maximum tax rate applicable to such income.

      7. Performance Awards. The Committee can designate any awards to employees under the Stock Incentive Plan as "Performance Awards." Awards so designated are to be granted and administered so as to qualify as "performance-based compensation" under Section 162(m) of the Code. The grant or vesting of a Performance Award will be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee.

      8. Deferral of Awards. The Committee may permit an employee to defer receipt of any award for a specified period or until a specified event.

PROVISIONS RELATING TO A CHANGE OF CONTROL

As a general matter, upon the occurrence of a Change of Control, (1) all outstanding stock options, SARs, and limited SARs, including those held by Outside Directors, will become fully exercisable and vested, (2) all restrictions applicable to outstanding restricted stock and deferred stock awards under the Stock Incentive Plan will lapse, and such awards will be deemed fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price. The Committee may provide exceptions from the above rule with respect to grants to employees and consultants.

A "Change of Control" is deemed to occur on a date following a grant (1) any person or group (with certain exceptions) acquires beneficial ownership of securities representing 19% or more of the Company's total voting power, (2) individuals who constitute the "Incumbent Directors" (as defined in the Stock Incentive Plan) fail to constitute at least two-thirds of the Board of Directors, (3) a merger or consolidation becomes effective unless the transaction is approved by the Board of Directors, a majority of the members of which were in place prior to the transaction or, following such transaction, (a) the beneficial owners of the Company's common stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the board of directors of the Company resulting from the transaction were members of the Company's Board of Directors immediately prior to the transaction, or (4) the shareholders of the Company approve a liquidation of the Company or a sale of substantially all of its assets.

The Change of Control Price is the highest price per share of common stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control, except that for a SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.

OTHER PROVISIONS

o Tax Withholding - The Stock Incentive Plan permits participants to satisfy all or a portion of their minimum statutory federal, state, local or other tax liability with respect to awards under the Stock Incentive Plan by delivering previously-owned shares held at least six months or by having the Company withhold from the shares otherwise deliverable to such participant shares having a value equal to the liability to be so satisfied.

o Adjustments - In the event of specified changes in the Company's capital structure, the Committee will have the power to adjust the number and kind of shares or other property authorized by the Stock Incentive Plan (including any limitations on individual awards), and the number, option price and kinds of shares or other property covered by outstanding awards (including those held by Outside Directors), and to make such other adjustments in awards under the Stock Incentive Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards. In addition, if the Company is dissolved or liquidated, of if there is a reorganization, merger or consolidation where the Company is not the surviving corporation, or if the Company sells substantially all of its assets, the Board will have the power to provide that outstanding stock options shall be (i) cashed out, (ii) assumed by the surviving corporation, and/or (iii) exercised within ten (10) days of any such event.

o Amendments - The Board of Directors may amend the Stock Incentive Plan without shareholder approval, unless such approval is required by law. Amendment or discontinuation of the Stock Incentive Plan cannot adversely affect any award previously granted without the holder's written consent.

o The Committee may amend any grant under the Stock Incentive Plan, except that no award can be modified in a manner unfavorable to the holder without the written consent of the holder. In addition, the Committee may, without shareholder approval, cancel an option or other awards granted to a holder and grant a new option or award to the employee on more favorable terms and conditions than the canceled award. The Stock Incentive Plan shall continue in effect for an unlimited period, but may be terminated by the Board of Directors in its discretion at any time. No ISOs may be granted under the Stock Incentive Plan after July 6, 2020.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain federal income tax aspects of awards made under the Stock Incentive Plan, based upon the laws in effect on the date hereof.

o     Non-Qualified Stock Options - With respect to non-qualified stock options,
      (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and
      (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

o Incentive Stock Options - No taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the Company or one of its subsidiaries or within three months after termination (12 months after termination, in the event of permanent and total disability, or the term of the option, in the event of death). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant.

o Stock Appreciation Rights - No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives common stock upon exercise of an SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to the post-exercise appreciation.

o Restricted Stock - A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the stock.

o Deferred Stock - A participant receiving deferred stock generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value on the settlement date of the stock distributed to the participant. The capital gain holding period for such stock will also commence on that date.

o Dividends and Dividend Equivalents - Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant.

o Bonus Stock - A participant receiving bonus stock generally will recognize ordinary income on the date of grant equal to the fair market value of the bonus stock on such date, less the amount paid for such stock.

o Tax-Offset Payments - A participant receiving a cash tax-offset payment will recognize ordinary income on the date of payment.

Company Deductions - As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or Outside Director recognizes ordinary income from awards under the Stock Incentive Plan; to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

ACTION 4 - INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company's Articles of Incorporation will be amended to increase the number of authorized shares of common stock from 125,000,000 to 250,000,000 (the "Amendment").

DESCRIPTION OF THE AMENDMENT

In June 2005, the Company had requested and received shareholder approval for an increase in authorized shares of common stock from 100,000,000 to 125,000,000 shares. The Company's Amended Articles of Incorporation currently authorizes the issuance of up to 125,000,000 shares of common stock. As of August 20, 2010 the Company had 123,588,099 shares of common stock outstanding. In addition, as of that date, the Company had approximately 3,495,000 shares of common stock reserved for issuance under its 2002 Stock Option Plan, of these shares the Company signed agreements with certain option holders to stand back on exercise of their options (3,020,000 shares subject to such agreements) until authorized shares are available . The exercise price of currently outstanding options granted to non-officer employees or consultants ranges from $0.27 to $1.00 per share. Of the Company's 125,000,000 shares of common stock currently authorized, 124,963,099 shares of common stock are either outstanding or reserved for future issuance under existing benefit plans or financing arrangements as of the record date, leaving the Company with 36,901 authorized shares for future issuance.

EFFECTS OF THE INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

In connection with the Company's recent convertible debenture financing, the Company did not have sufficient shares of common stock available on a fully diluted basis for the debentures contemplated to be issued. In turn, the Company obtained the consent and agreement of 5 executive officers and directors to refrain from exercising options previously issued in their name until the Company receives approval and amends its Articles of Incorporation to increase shares of common stock available for issuance.

Additionally, in connection with the Company's new $4 million credit facility with Canadian Imperial Bank of Commerce ("CIBC"), as a condition precedent to securing the new $4 million credit facility, all previously issued and outstanding 9% debentures of the Company where required to be converted by the holders to equity or redeemed by the Company. As the Company lacked sufficient funds to redeem all outstanding debentures which totaled $16,258,267 with a redemption price determined per the debentures at 110% of principal and accrued interest, an inducement premium in shares of common stock for early conversion of debentures to the debenture holders was agreed to subject to a fairness opinion and approval by a Fairness Committee (comprised of independent Board members) and the Board of Directors. The share premium was also subject to the early conversion of all debentures (based upon the same Premium rate of 110% that existed for redemption by the Company of the debentures). The conversion or redemption of all outstanding debentures of the Company permitted the Company to satisfy the CIBC condition precedent and to secure the credit facility. The proposed premium in shares consisted of 4,375,665 shares in the aggregate and is issuable to debenture holders on a pro-rata basis. The common stock premium to debenture holders was further subject to an increase in authorized shares of common stock available for issuance.

As of March 31, 2010 all debentures have been converted, a positive fairness opinion in connection with the contemplated premium has been obtained, the Fairness Committee and the independent Board of Directors have approved the proposed share issuance to prior debenture holders.

The Company has no plans for further share issuance beyond those set forth herein. While there are no current merger or acquisition plans, the Company does not have sufficient authorized shares available to consider such opportunities.

The increase in authorized shares is intended to provide for the potential requirements outlined above.

The increase in the number of outstanding shares of common stock shall be accomplished by amending the first paragraph of Article IV of the Articles of Incorporation (See Annex B) to state as follows:

      The aggregate number of shares that this corporation shall have authority to issue shall be Two Hundred Fifty Million (250,000,000) common shares which shall have a par value of $.001 per share.

The Board considers it both necessary and advisable to have additional authorized but unissued shares of common stock available to (i) satisfy the inducement premium for early conversion of all outstanding debentures of the Company; (ii) allow the Company to act promptly with respect to future financings which may be necessary to sustain its operations; (iii) to allow issuances under the Company's employee benefit plans; (iv) to give the Company the ability to act in connection with possible future acquisition opportunities; and (v) for other corporate purposes approved by the Board. Having additional authorized shares of common stock available for issuance will give the Company greater flexibility and allow shares of common stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations.

FURTHER EFFECTS OF THE INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. The Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.

To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. The proposal to increase authorized shares for issuance is not submitted to shareholders as a result of or in response to any accumulation of stock or threatened takeover of the Company. Additionally, the Company does not at this time have any plans to implement any anti-takeover measures.

The Board intends to cause a certificate of amendment (see Annex B) to the Articles of Incorporation to be filed as soon as practicable. Upon effectiveness of this Amendment, the Company will have approximately 117,641,000 shares of common stock authorized but unissued and unreserved.

ACTION 5 - REVERSE STOCK SPLIT

REVERSE SPLIT PROPOSAL

The Board at its discretion will have the ability to amend the Company's Amended Articles of Incorporation to undertake a reverse split of the Company's issued and outstanding common stock at a ratio of up to eight (8) shares of common stock converted into one (1) share of common stock. The authorization to permit the Board of Directors the discretion to effectuate a reverse split will be limited to certain instances where the Board of Directors in its best judgment determines that a reverse split will be beneficial to the Company and its shareholders for business opportunities in the future or for potential listings on a new exchange that is intended to provide greater liquidity in the Company's Common Stock. In the proposed share combination, referred to as a reverse stock split or "Reverse Split", the par value of common stock and the amount of authorized stock will not change. All the fractional shares resulting from a combination would be rounded up to the nearest whole share. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split would not affect any shareholder's proportional equity interest in the Company in relation to other shareholders or rights, preferences, privileges or priorities.

REASONS FOR THE REVERSE SPLIT PROPOSAL

A Reverse Split would decrease the number of shares of common stock outstanding and increase the per share market price for the common stock. The precise effect of a Reverse Split upon the market price for the Company's common stock cannot be predicted. There can be no assurance that the market price per share of ESW's common stock after a Reverse Split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Split. The market price of ESW's common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. There are currently no immediate plans to effectuate a Reverse Split or issue additional shares of common stock available as a result of a Reverse Split beyond the share Premium for early debenture conversions as discussed under Action Item 4 herein.

EFFECT OF REVERSE SPLIT

A potential purpose of a Reverse Split would be to combine the outstanding shares of he common stock so that the common stock outstanding after a Reverse Split is closer to other similar companies both in number of shares outstanding and price per share and to allow the Company to seek listing of its Common Stock on a new/additional exchange whereby the Board of Directors believe greater liquidity in the Company's trading stock will be provided. We feel this action will benefit current shareholders by facilitating greater trading liquidity after the reverse split occurs. Additionally, although there are no known business opportunities, the Board of Directors having the ability to undertake a Reverse Split at its discretion will afford the Company greater latitude to effectuate prospective transactions for the benefit of shareholders.

The closing price for our common stock has ranged from $0.35 to $0.72 during our current fiscal year. The OTC Bulletin Board does not require any minimum share price for shares to be quoted on it. However, we believe that such a low quoted market price per share may:

      o     Discourage potential new investors,
      o     Increase market price volatility; and
      o     Reduce the liquidity of our common stock.

We believe that having the ability to implement a reverse stock split within the parameters provided at the discretion of the Board will increase the price at which the shares are quoted, but we cannot guarantee that this will happen or that any increased price will be maintained.

ILLUSTRATIVE EXAMPLE OF A REVERSE SPLIT

      If the Company were to have 250 million shares of common stock authorized (see Action Item 4) and a 125 million shares issued and outstanding, all outstanding common stock and/or derivatives convertible or exercisable into common stock (subject to adjustment) would be effected by the reverse split at a ratio (2:1 to 8:1) determined by the Board but in no event greater than 8:1.

      If the Board were to determine to effectuate a Reverse Split whereby every five (5) shares outstanding would be exchanged for one (1) post split share (i.e., 5:1), issued and outstanding stock of 125 million shares would be reduced to 25 million shares (with fractional shares rounded up to the next whole number). While the authorized amount of 250 million shares would remain unchanged.

      Under the foregoing example, if an option holder had 100,000 options (subject to adjustment) exercisable at $.50, in the event of a 5:1 reverse split, the options would be adjusted to reflect 20,000 options exercisable at $2.50 per option share. The authorized number of shares available for issuance by the Company would remain unchanged at 250 million and the par value of the Company's common stock would remain unchanged at $.001 and as a result the Company would have additional shares available for issuance given that the number of shares issued and outstanding will be adjusted downward based upon the reverse split.

Should the Board of Directors elect to undertake a Reverse Split, ESW would obtain a new CUSIP number for its common stock at the time of the reverse split and new stock certificates would be issued to shareholders.

As a result of a Reverse Split, some shareholders may own less than 100 shares of common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those shareholders who own less than 100 shares following a Reverse Split may be required to pay higher transaction costs if they sell their shares.

ADDITIONAL EFFECTS OF AUTHORIZED BUT UNISSUED SHARES

As noted in the example above, a Reverse Split will also increase the number of authorized but unissued shares of common stock as a percentage of the total number of shares of common stock authorized. Existing stockholders do not have preemptive rights under the certificate of incorporation or otherwise to purchase any shares of common stock that we may issue. Shares may be issued in the future that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding.

The ability of the Board of Directors to issue additional shares of common stock without further stockholder approval could discourage any possible unsolicited efforts to acquire control of our company. However, the Reverse Split is not intended as an anti-takeover device. Management is not aware of any third party who may currently intend to accumulate our common stock or to gain control of our Company.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of a reverse stock split to holders of our common stock and to us. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and judicial decisions currently in effect, all of which are subject to change. The summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The discussion assumes throughout that stockholders have held our shares of common stock subject to the reverse stock split as capital assets at all relevant times. The summary does not cover the applicability and effect of any state, local or foreign tax laws on a reverse stock split, and investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

THE FOLLOWING DISCUSSION SUMMARIZING FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Other than the nominal affect of rounding fractional shares upward, stockholders will not recognize gain or loss from the reverse split. Their adjusted tax basis of their new common stock will be the same as their adjusted tax basis in their existing common stock. The holding period of new common stock received as a result of the reverse split will be the same as holding period for the stockholder's existing common stock.

A reverse split will be a tax-free recapitalization under the Internal Revenue Code. We will not recognize any gain or loss as a result of a reverse split. There will not be any other material tax consequences to us from the transaction. The tax consequences of a reverse split to our affiliates who are stockholders will be the same to those affiliates as they are to other stockholders. There will be no material tax consequences from the reverse split to affiliates who are not stockholders.

EXCHANGE OF CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

On the effective date of a Reverse Split, shareholders will be requested to exchange their certificates representing shares of common stock held prior to the Reverse Split for new certificates representing shares of common stock. Shareholders will be furnished with the necessary materials and instructions to affect such exchange promptly following the effective date of the Reverse Split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the Reverse Split are not presented for exchange upon request by the Company, any dividends that may be declared after the date of the Reverse Split with respect to the common stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-split common stock will be issued to any shareholder. All the fractional shares will be rounded up to the nearest whole share. In lieu of any such fractional share interest, each holder of pre-split common stock who would otherwise be entitled to receive a fractional share of post-split common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-split common stock held by such holder.

GENERAL INFORMATION REGARDING THE COMPANY, THE PROPOSALS
AND SHAREHOLDER ACTION

DISSENTERS' RIGHTS

ESW is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Florida Revised Statutes. No dissenters' rights under the Florida Revised Statutes are afforded to the Company's shareholders in connection with the actions described in this Information Statement.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Reference is made to the disclosures under Actions 1, 2, 3, 4 and 5 above. For the reasons stated in the above section, our current and future board of directors may have an interest in Action 3, 4 and/or 5. No director has informed the registrant that he intends to oppose any action described above.

ITEM 4. PROPOSALS BY SECURITY HOLDERS.

Not applicable.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless ESW has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. For an oral request, please contact the company at 905-695-4142. For a written request, mail request to 335 Connie Crescent, Concord Ontario Canada L4K 5R2.

Further information is available by request or can be accessed on the internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission. Reports, proxy statements and other information filed by ESW can be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcbb.com.

You may read and copy any materials that we file with the Securities and Exchange Commission at the commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available to any shareholder at no charge upon written request to the Company providing an e-mail or facsimile number.

2010 ANNUAL MEETING

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement.

By the Order of the Board of Directors.
Dated: August ____, 2010
                                      ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.


                                      ---------------------------------------
                                      David J. Johnson, Chief Executive Officer,
                                      President, Director

                                 WRITTEN CONSENT
                      OF A MAJORITY OF THE STOCKHOLDERS OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                                (AUGUST __, 2010)

The undersigned, as constituting the holders ("Holders") of at least a majority of the votes entitled to be cast on the matters referred to herein by the holders of outstanding Common Stock, par value $0.001 per share of Environmental Solutions Worldwide, Inc. (the "Company"), adopt the following resolutions pursuant to Section 604.0704 of the Florida Business Corporation Act:

      WHEREAS, the Holders and members of the Board of Directors ("Directors") deem it to be advisable and in the best interest of the Company to: elect the current slate of Directors consisting of Elbert O. Hand, Nitin Amersey, John D. Dunlap III, David J. Johnson and Bengt G. Odner; ratify MSCM LLP as the Company's independent auditors; approve the Company's 2010 Stock Incentive Plan; amend the Company's Articles of Incorporation to increase the Company's authorized Common Stock from 125,000,000 to 250,000,000 shares; and authorize the Company's Directors to undertake at their discretion a reverse split of the Company's issued and outstanding Common Stock at a ratio of up to eight (8) shares of Common Stock converted into one (1) share of Common Stock with the par value remaining unchanged;

      NOW, THEREFORE, be it

      RESOLVED, that the Company be and hereby is authorized to take any and all actions in connection with: the election of Directors; ratification of auditors; approving the 2010 Stock Incentive Plan; amendment to its Certificate of Incorporation increasing its authorized shares of Common Stock to 250,000,000; and authorizing and permitting the Directors to effectuate a reverse split of the Company's issued and outstanding Common Stock at a ratio of up to eight (8) shares converted into one (1) share of Common Stock with the par value remaining unchanged

      RESOLVED, that all the aforementioned actions on behalf of the Company and its officers, Directors, employees and agents be, and the same hereby are, in all respects, ratified, confirmed and approved.

      IN WITNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above

                            [Signature page follows]

      IN WITNESS WHEREOF, the undersigned Holders have each executed these Resolutions as of the date first written above, which Resolutions may be executed in two or more counterparts and may be transmitted by facsimile when delivered each being an original and all of which, when taken together, shall be deemed to be one instrument.


--------------------------------------


--------------------------------------


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                                       2

                                                                      Appendix B

                              ARTICLES OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

Pursuant to the provision of section 607.1006, Florida Statues, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted:

      The Articles of Incorporation are hereby amended to increase the total number of shares which the corporation shall be authorization to issue from One Hundred Million (125,000,000) Common shares having a par value of $.001 per share to Two Hundred Fifty Million (250,000,000) Common Shares which shall have a par value of $.001 per share.

      To accomplish the foregoing amendment, Article IV of the original Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE IV"

      The aggregate number of shares of that this corporation shall have authority to issue shall be Two Hundred Fifty Million (250,000,000) Common Shares having a par value of $.001 per share."

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment if not contained in the amendment itself, are as follows: N/A

THIRD:  The date of the amendments adoption is _________, 2010.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[x] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separated provided for each voting group entitled to vote separately on the amendments(s):

      "The number of votes cast for the amendment(s) was/were sufficient for approval by _________________."

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this _____day of September, 2010


------------------------------------------
David J. Johnson, Director, Chief Executive Officer and President
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders, or By a director if adopted by the directors, Or By an incorporator if adopted by the incorporators)